Exhibit 99.1

Company Contact:	Investor Relations Contact:
Phillip Podgorski	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-874-0591	Email: brett@haydenir.com
Email: podgorskip@Ranor.com	Website: www.haydenir.com
Website: www.TechPrecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Fiscal Year 2026 Fourth Quarter and Year End Financial Results

The Company achieves gross margin expansion of 300 bps for the fiscal 2026 full year period.

FY 2027 guidance – Revenue growth +10% to $35.0M-$37.0M, EBITDA growth +80% to $3.0M-$4.0M

Westminster, MA – June 22, 2026– TechPrecision Corporation (NASDAQ: TPCS) (“TechPrecision” or “the Company”), a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components, today reported financial results for the fourth quarter and fiscal year ended March 31, 2026. The components that we manufacture are customer designed and sold to customers in the defense and precision industrial markets. We have two wholly owned subsidiaries that are each reportable segments, Ranor and Stadco.

Management will host a conference call on Monday, June 22, 2026, at 4.30 p.m. ET, to discuss our financial results for the fiscal year ended March 31, 2026.

“For the fiscal year 2026, consolidated gross profit increased by 15% and our consolidated gross margin expanded by 300 basis points as the Company implemented a strategic project mix change at Stadco, resulting in reduced revenue with higher margin drop-through.,” stated Alexander Shen, TechPrecision’s Chief Executive Officer.

“Our Ranor segment executed on a favorable project mix with improved gross margin and gross profit for fiscal 2026,” stated Mr. Shen. “Stadco cost of revenue dropped by more than $1.0 million year-over-year with a strategic drive to improve customer and project mix.

“As a result of strategically improved customer and project mix at both business segments, our net loss improved by more than $1.0 million year-over-year with equal EBITDA improvement,” stated Alexander Shen, TechPrecision’s Chief Executive Officer.

“Customer confidence remains high with our funded backlog reaching $52.1 million as of March 31, 2026, with approximately $25 million of additional unfunded purchase orders,” Mr. Shen continued. “We expect to deliver this backlog over the next one to three fiscal years with expectations for gross margin improvement throughout the period.”

“For Fiscal 2027, the Company is projecting double-digit revenue growth and resulting EBITDA as we continue to execute on the strategic customer and project mix plan. 2027 Full year consolidated revenue is projected to be between $35.0 million - $37.0 million with EBITDA of $3.0 million - $4.0 million,” stated Alexander Shen, TechPrecision’s Chief Executive Officer.

The following summary compares the three and twelve months ended March 31, 2026 to the same prior year period:

Consolidated Financial Results - Fiscal 2026 Three Months Ended March 31, 2026

•	Revenue was $8.1 million, a 15% decrease on a changing project mix at both segments.
•	Cost of revenue was $7.0 million, or a 6% decrease in lower manufacturing costs.

•	Gross profit was $1.1 million, a decrease of 47% primarily on lower revenue at Stadco.
•	SG&A decreased by 24% primarily on a decrease in professional fees and services.
•	Operating loss was $0.2 million, due primarily to the lower margin drop-through.
•	Interest expense decreased 25%, due to lower amortized debt issue costs and lower interest incurred on loans.
•	Net loss was $0.4 million, compared with net income of $0.1 million in the same period a year ago.

Consolidated Financial Results - Fiscal 2026 Twelve Months Ended March 31, 2026

•	Revenue was $31.6 million, a 7% decrease on a favorable but different mix of customer projects.
•	Cost of revenue was $26.7 million, or a 10% decrease on lower revenue but improving manufacturing process.
•	Gross profit was $5.0 million, an increase of 15% driven by improved operating performance.
•	SG&A decreased by 7% as a decrease in professional fees more than offset an increase in compensation.
•	Operating loss narrowed to $1.1 million, primarily on improved margin drop-through.
•	Interest expense decreased by 10%, due to lower amortization and interest cost incurred on loans.
•	Net loss was $1.6 million, a decrease of 41% when compared with the same period a year ago.

Financial Position

On March 31, 2026 and March 31, 2025, the Company had approximately $0.4 million and $0.2 million in cash, respectively. Working capital was negative $0.4 million on March 31, 2026 and debt totaled $6.9 million. Working capital was negative $1.6 million and total debt was $7.4 million on March 31, 2025. Negative working capital reflects required classification of all debt obligations as current due to debt covenant violations.

Conference Call

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Monday, June 22, 2026. To participate in the live conference call, please dial 1-888-506-0062 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0011. When prompted, reference TechPrecision and enter code 542825.

A replay will be available until July 6, 2026. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 54132.

The call will also be available over the Internet and accessible at: https://www.webcaster5.com/Webcast/Page/2198/54132.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, is a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components. The manufacturing operations of our Ranor subsidiary are situated on approximately 65 acres in North Central Massachusetts. Leveraging our 145,000 square foot facilities, Ranor provides a full range of custom solutions to transform material into precision finished welded components and precision finished machined components up to 100 tons: manufacturing engineering, materials management and traceability, high-precision heavy fabrication (in-house fabrication operations include cutting, press and roll forming, welding, heat treating, assembly, blasting and painting), heavy high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including portable CMM, NonDestructive Testing, and final packaging.

All manufacturing at Ranor is performed in accordance with customer requirements. Ranor is an ISO 9001:2015 certificate holder. Ranor is a US defense-centric company with over 95% of its revenue in the defense sector. Ranor is registered and compliant with ITAR.

The manufacturing operations of our Stadco subsidiary are situated in an industrial self-contained multi-building complex comprised of approximately 183,000 square feet under roof in Los Angeles, California. Stadco manufactures large mission-critical components on several high-profile military aircraft, military helicopter, and military space programs. Stadco has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. Stadco also manufactures tooling, molds, fixtures, jigs and dies used in the production of defense-centric aircraft components.

Our Stadco subsidiary, similar to Ranor, provides a full range of custom solutions: manufacturing engineering, materials management and traceability, high-precision fabrication (in-house fabrication operations include waterjet cutting, press forming, welding, and assembly) and high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including both fixed and portable CMM NonDestructive Testing, and final packaging. In addition, Stadco features a large electron beam welding cell, and two NonDestructive Testing work cells, a unique mission-critical technology set.

All manufacturing at Stadco is performed in accordance with customer requirements. Stadco is an AS 9100 D and ISO 9001:2015 certificate holder and a NADCAP NonDestructive Testing certificate holder. Stadco is a US defense-centric company with over 95% of its revenue in the defense sector. Stadco is registered and compliant with ITAR.

To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government tariffs, regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

TECHPRECISION CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2026	2025
(in thousands, except share and per share data)	(unaudited)
ASSETS
Current assets:
Cash	$431	$195
Accounts receivable, less allowances of $0 and $53, on March 31, 2026 and 2025	2,488	2,192
Contract assets	10,808	9,587
Raw materials	1,927	1,800
Work-in-process	1,027	1,082
Other current assets	1,045	490
Total current assets	17,726	15,346
Property, plant and equipment, net	10,874	13,791
Right of use asset, net	3,550	4,268
Other noncurrent assets	122	122
Total assets	$32,272	$33,527
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,415	$2,437
Accrued expenses	3,868	3,685
Income taxes payable	31	---
Contract liabilities	2,917	1,040
Customer deposits	1,252	1,631
Current portion of long-term lease liability	800	770
Current portion of long-term debt, net	6,884	7,353
Total current liabilities	18,167	16,916
Long-term equipment financing	---	3
Long-term lease liability	2,864	3,638
Other noncurrent liability	3,568	4,230
Total liabilities	24,599	24,787
Stockholders’ Equity:
Common stock - par value $.0001 per share, 50,000,000 shares authorized: Shares issued and outstanding: March 31, 2026 – 10,078,381 and 10,024,469; March 31, 2025 – 9,761,825 and 9,751,825.	1	1
Additional paid in capital	19,482	18,885
Accumulated deficit	(11,810)	(10,146)
Total stockholders’ equity	7,673	8,740
Total liabilities and stockholders’ equity	$32,272	$33,527

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(in thousands, except share and per share data)	2026	2025	2026	2025
Revenue	$8,084	$9,476	$31,644	$34,031
Cost of revenue	6,979	7,391	26,669	29,702
Gross profit	1,105	2,085	4,975	4,329
Selling, general and administrative	1,299	1,718	6,041	6,487
(Loss) income from operations	(194)	367	(1,067)	(2,158)
Other income	(83)	(108)	(81)	(51)
Interest expense	(111)	(149)	(485)	(541)
Total other expense, net	(194)	(257)	(566)	(592)
(Loss) income before income taxes	(388)	110	(1,633)	(2,750)
Income tax expense	31	(2)	31	(2)
Net (loss) income	$(419)	$112	$(1,664)	$(2,748)
Net (loss) income per share - basic	$(0.04)	$0.01	$(0.17)	$(0.29)
Net (loss) income per share - diluted	$(0.04)	$0.01	$(0.17)	$(0.29)
Weighted average shares outstanding – basic	10,011,572	9,671,658	9,912,839	9,459,164
Weighted average shares outstanding – diluted	10,011,572	9,877,432	9,912,839	9,459,164

TECHPRECISION CORPORATION

REVENUE, COST OF REVENUE, GROSS PROFIT BY SEGMENT (unaudited)

Three months ended:	March 31, 2026		March 31, 2025		Changes
		Percent of		Percent of
(dollars in thousands)	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$3,914	48%	$4,684	49%	$(770)	(16)%
Stadco	4,170	52%	4,859	51%	(689)	(14)%
Intersegment elimination	--	--%	(67)	--%	67	100%
Consolidated Revenue	$8,084	100%	$9,476	100%	$(1,392)	(15)%
Cost of revenue
Ranor	$2,837	35%	$3,408	35%	$(571)	(17)%
Stadco	4,142	51%	4,050	43%	92	2%
Intersegment elimination	--	--%	(67)	--%	67	100%
Consolidated Cost of revenue	$6,979	86%	$7,391	78%	$(412)	(6)%
Gross profit (loss)
Ranor	$1,077	13%	$1,275	13%	$(198)	(16)%
Stadco	28	1%	810	9%	(782)	(97)%
Consolidated Gross profit	$1,105	14%	$2,085	22%	$(980)	(47)%

Twelve months ended	March 31, 2026		March 31, 2025		Changes
		Percent of		Percent of
(dollars in thousands)	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$16,946	54%	$18,165	53%	$(1,219)	(7)%
Stadco	15,306	48%	15,998	47%	(692)	(4)%
Intersegment elimination	(608)	(2)%	(132)	---%	(476)	(360)%
Consolidated Revenue	$31,644	100%	$34,031	100%	$(2,387)	(7)%
Cost of Revenue
Ranor	$11,119	35%	$12,623	37%	$(1,504)	(12)%
Stadco	16,158	51%	17,211	50%	(1,053)	(6)%
Intersegment elimination	(608)	(2)%	(132)	---%	(476)	(360)%
Consolidated Cost of Revenue	$26,669	84%	$29,702	87%	$(3,033)	(10)%
Gross Profit (Loss)
Ranor	$6,324	20%	$5,674	16%	$650	11%
Stadco	(1,349)	(4)%	(1,345)	(3)%	(4)	(---)%
Consolidated Gross profit	$4,975	16%	$4,329	13%	$646	15%

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Years Ended March 31,
(dollars in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,664)	$(2,748)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,794	2,796
Amortization of debt issuance costs	70	103
Write-off debt issuance costs	83	---
Loss on disposal of equipment	---	1
Stock based compensation	635	103
Change in contract loss provision	(106)	170
Change in allowance for doubtful accounts	53	(31)
Stock based acquisition termination fee	---	419
Changes in operating assets and liabilities:
Accounts receivable	(349)	210
Contract assets	(1,222)	(1,060)
Work-in-process and raw materials	(72)	368
Other current assets	(555)	74
Accounts payable	(22)	1,029
Accrued expenses	(506)	(364)
Income taxes payable	31	---
Contract liabilities and customer deposits	1,498	(1,117)
Other noncurrent liabilities	(662)	(552)
Net cash provided by (used in) operating activities	6	(599)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(3,265)	(4,122)
Reimbursements for purchases of fixed assets	4,133	3,041
Net cash provided by (used in) investing activities	868	(1,081)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolver loan	18,236	13,876
Repayment of revolver loan	(17,940)	(13,511)
Proceeds from private placement	---	2,299
Private placement fees	---	(247)
Proceeds from equipment financing	---	65
Debt issuance costs	(239)	(82)
Principal payments for leases	(12)	(9)
Repayment of long-term debt	(683)	(654)
Net cash (used in) provided by financing activities	(638)	1,737
Net increase in cash	236	57
Cash beginning of period	195	138
Cash end of period	$431	$195

EBITDA Non-GAAP Financial Measure (unaudited)

	March 31,	March 31,	Change
(dollars in thousands)	2026	2025	Amount
Net loss	$(1,664)	$(2,748)	$1,084
Income tax expense (benefit)	31	(2)	33
Interest expense (1)	485	541	(56)
Depreciation and amortization	2,794	2,796	(2)
EBITDA	$1,646	$587	$1,059
(1)	Includes amortization of debt issue costs